UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 26, 2017

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2007, the stockholders of First Mid-Illinois Bancshares, Inc. (the “Company”) approved the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”), which had been previously approved by the Board of Directors on February 28, 2017. The Plan provides for discretionary awards of stock options, stock awards, stock units and stock appreciation rights (SARs) to selected employees, non-employee directors and consultants of the Company and its subsidiaries.

The Plan is administered by a committee consisting of the Board of Directors, or if the Board so delegates, a sub-committee of the Board which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under section 162(m) of the Internal Revenue Code (the “Committee”). The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Committee may delegate to the Chief Executive Officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 or who are not “covered employees” as defined in Section 162(m) of the Code.

The number of shares that may be issued under the Plan is 149,983. Of these 149,983 shares, (i) the maximum number of shares issuable as stock options or SARs to any employee in any calendar year is 50,000, (ii) the maximum number of shares that may be issued as settlement for stock awards or stock unit awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code that may be granted to any participant in any calendar year is 50,000, and (iii) the maximum number of shares issuable as incentive stock options is 149,983. Shares that are forfeited or cancelled are again available for issuance under the Plan, and shares turned in to pay the option exercise price or tax withholding are not again available for issuance under the Plan.

Each award under the Plan will be evidenced by a written agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion. Notwithstanding any other provision of the Plan or any award agreement, in the event of a “change in control” of the Company, the Plan gives the Committee the discretion to determine how Plan awards are treated, and the Committee has sole discretion to provide for the purchase of any outstanding stock option, and the mandatory exercise of any outstanding SAR, for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option or SAR, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such change in control, and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such change in control. If any award is so assumed, the vesting provisions will continue, provided that the Committee may provide for accelerated vesting upon a termination of employment following the change in control.

The Plan has a ten year term, and no awards can be granted under the Plan on or after February 28, 2022.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. (the "Company") was held on April 26, 2017. At the Annual Meeting, there were present in person and by proxy holders of 8,647,970 shares of Common Stock of the Company, representing approximately 69% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Three directors were elected at the Annual Meeting, each for a three    year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Steven L. Grissom	8,606,131	41,839	—
Gary W. Melvin	8,571,459	76,511	—
Mary J. Westerhold	8,573,335	74,635	—

Proposal 2: Advisory Vote on Executive Compensation. With respect to the advisory vote to approve the compensation of the Company's named executive officers described in the Company's proxy statement, the number of votes cast for and against, as well as the number of broker non-votes and abstentions, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

8,339,298	102,203	—	206,469

Proposal 3: Advisory Vote on the Frequency of the Executive Compensation Vote. With respect to the advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur yearly, every two years or every three years, the number votes cast for the "Yearly," "Every Two Years" and "Every Three Years" frequencies, as well as the number of broker non-votes and abstentions, were as follows:

Yearly	Every Two Years	Every Three Years	Broker Non-Votes	Abstentions

1,816,379	99,749	6,653,616	—	78,226

The Company will hold another advisory vote on the compensation of it named executive officers in three years in accordance with the frequency receiving the most votes.

Proposal 4: Approval of the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan. With respect to approve the adoption of the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan, the number of votes cast for and against, as well as the number of broker non-votes and abstentions, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

8,060,402	503,542	—	84,026

Item 9.01.     Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1     2017 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 28, 2017

By:

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	2017 Stock Incentive Plan